Exhibit 10.2

COVETRUS, INC. 2019 OMNIBUS INCENTIVE COMPENSATION PLAN
TRANSFORMATION PERFORMANCE STOCK UNIT
This TRANSFORMATION PERFORMANCE STOCK UNIT AGREEMENT (the “Agreement”), dated as of [•] (the “Date of Grant”), is delivered by Covetrus, Inc. (the “Company”) to [•] (the “Participant”).
RECITALS
The Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock units with specific performance criteria as an inducement for the Participant to perform against specific transformational adjusted EBITDA run rates established by the Company. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
1.Grant of PSUs. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby makes a grant of performance restricted stock units to the Participant with a target value as set forth on Exhibit A hereto, subject to the restrictions set forth below and in the Plan (the “PSUs”). Each PSU represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”) on the applicable payment date set forth in Section 5 below.
2.Stock Unit Account. PSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PSUs recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.
3.Vesting. The PSUs shall become vested in accordance with the terms and conditions set forth on Exhibit A, which are incorporated herein by reference.
4.Termination of PSUs. Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before any of the PSUs vest, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service. No payment shall be made with respect to any unvested PSUs that terminate as described in this Section 4.
5.Payment of PSUs and Tax Withholding.
(a)If and when the PSUs vest, the Company shall issue to the Participant one share of Company Stock for each vested PSU. Subject to Sections 5(b) and 13 below, payment shall be made within the period set forth on Exhibit A with respect to the applicable Vesting Date.
(b)All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld, collected or accounted for with respect to any income taxes, employment taxes, social insurance, social security, national insurance contributions, other contributions, payroll taxes, payment on account obligations and other amounts (“Taxes”), if applicable. At such time as the Committee may determine at the time of payment in accordance with Section 5(a) above, or if applicable, at the time the PSUs vest, the number of shares issued to the Participant may be reduced by a number of shares of Company Stock with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the Taxes required by law to be withheld, collected or accounted for with respect to the payment of the PSUs. If shares are withheld to cover the obligation for Taxes, then for tax purposes, the Participant shall be deemed to have been issued the full number of shares of Company Stock with respect to the vested PSUs notwithstanding that a number of shares are held back for purposes of paying Taxes. To the extent not withheld in accordance with the immediately preceding sentence or to the extent the number of shares withheld is not sufficient to cover the obligation for Taxes, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any Taxes required to be withheld, collected or accounted for with respect to the PSUs.
(c)The Participant (c) acknowledges that regardless of any action the Company (or any subsidiary employing or retaining the Participant) takes with respect to any or all Taxes, the ultimate liability for all Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company (and its subsidiaries) (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the PSUs, including the grant, vesting or settlement of the PSUs, and the subsequent sale of any shares of Company Stock acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Participant’s liability for Taxes. Further, if the Participant is subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Participant's employer (or former employer, as applicable) may be required to withhold, collect or account for Taxes in more than one jurisdiction.
(d)The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.
6.No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of PSUs. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to PSUs. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the PSUs prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in in accordance with this Agreement and the Plan.
7.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the PSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8.No Employment or Other Rights. The grant of the PSUs shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time, subject to the terms of any employment agreement between the Participant and any Employer and applicable law. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
9.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
10.Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maine, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Portland, Maine, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.
11.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
12.Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the PSUs, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter.
13.Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the PSUs constitute “deferred compensation” under Section 409A of the Code and the PSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the PSUs shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the PSUs may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the PSUs shall be treated as a separate payment, and the right to a series of installment payments under the PSUs shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the PSUs to the extent permitted by the Plan.
14.Nature of Grant; No Entitlement; No Claim for Compensation. In accepting the grant of this award for the number of PSUs as specified in Exhibit A, the Participant acknowledges the following:
(a)The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time.
(b)The grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.
(c)All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
(d)The Participant is voluntarily participating in the Plan.
(e)The PSUs and any shares of Company Stock acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its subsidiaries (including, as applicable, the Participant’s employer) and which are outside the scope of the Participant’s employment contract, if any.
(f)The PSUs and any shares of Company Stock acquired under the Plan are not part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, welfare benefits or similar payments.
(g)The PSUs and any shares of Company Stock subject to the Award are not intended to replace any pension rights or compensation.
(h)In the event that the Participant’s employer is not the Company, the grant of the PSUs will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the PSUs will not be interpreted to form an employment contract with the Participant’s employer or any subsidiary.
(i)The future value of the underlying shares of Company Stock is unknown and cannot be predicted with certainty. The Participant understands that the Company is not responsible for any foreign exchange fluctuation between the United States Dollar and the Participant's local currency that may affect the value of the PSUs.
(j)In consideration of the grant of the PSUs, no claim or entitlement to compensation or damages shall arise from termination of the PSUs or diminution in value of the PSUs or any of the shares of Company Stock issuable under the PSUs from termination of the Participant’s employment by the Company or the Participant’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and the Participant irrevocably releases the Participant’s employer, the Company and its subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.
15.Data Privacy.
(a)The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, his or her employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
(b)The Participant understands that his or her employer, the Company and its subsidiaries, as applicable, hold certain personal information about the Participant regarding his or her employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, the Participant’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and its subsidiaries, details of all options, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).
(c)The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
16.Country-Specific Terms. Notwithstanding anything to the contrary herein, the PSUs shall be subject to the Country-Specific Terms attached hereto as Addendum A. In addition, if the Participant relocates to one of the countries included in the Country-Specific Terms, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms constitute part of this Agreement and are incorporated herein by reference.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.
COVETRUS, INC.

___________________________________
Name:
Title:

I hereby accept the award of PSUs described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the PSUs shall be final and binding.

______________________________    ____________________________________
Date                    Participant

ADDENDUM A
COUNTRY-SPECIFIC TERMS
These Country-Specific Terms include additional terms and conditions that govern the PSUs granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms are defined in the Agreement and have the meanings set forth therein.
UNITED KINGDOM
PSUs Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of PSUs does not provide the Participant any right to receive a cash payment and the PSUs may be settled only in shares of Company Stock.
Termination of Service. The Participant has no right to compensation or damages on account of any loss in respect of PSUs under the Plan where the loss arises or is claimed to arise in whole or part from: (a) the termination of the Participant’s office or employment; or (b) notice to terminate the Participant’s office or employment. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.
Tax Withholding. The Participant indemnifies the Company and the Employer for any Taxes that may be payable with respect to the full number of shares of Company Stock vested and issued (including these shares of Company Stock that are deemed issued). To the extent any shares of Company Stock are withheld by the Company in accordance with Section 5(b) of the Agreement, the Company shall pay over to the Participant’s Employee sufficient moneys to satisfy the Participant’s liability under such indemnity.
ANY EUROPEAN COUNTRY
This provision replaces Section 15 of the Agreement in its entirety:
Data Privacy
The Participant hereby acknowledges and understands that the Participant’s personal data is collected, retained, used, processed, disclosed and transferred, in electronic or other form, as described in this Agreement by and among, as applicable, the Participant’s employer, the Company and its subsidiaries, and third parties assisting in the implementation, administration and management of the Plan for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and its subsidiaries (including his or her employer), as applicable, hold certain personal information about him or her regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, his or her name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company and details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, in connection with the implementation, management and administration of the Plan (the “Data”).
The Participant understands that the Data may be transferred to the Company, its subsidiaries and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in his or her country, or elsewhere, and that the recipient’s country may have a different or lower standard of data privacy rights and protections than his or her country. The Participant understands that he or she may request a list with the names and addresses of any recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that the recipients receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including transfers of such Data to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan in accordance with applicable law. The Participant understands that he or she may, at any time, request to access or be provided the Data, request additional information about the storage and processing of the Data, require any corrections or amendments to the Data in any case without cost and to the extent permitted by law, by contacting in writing his or her local human resources representative. The Participant understands, however, that objecting to the processing of his or her Data may affect the Participant’s ability to participate in the Plan. For more information on the processing of his or her Data and other personal data, the Participant is referred to the Privacy Notice provided to him/her by his/her employer.

EXHIBIT A
PSU TERMS

1.
The target value of the award of PSUs is $[ ] (the “Target Value”) and the price of a share of Company Stock for purposes of calculating vested PSUs is $[ ] (the “Per Share Price”). The total target number of PSUs to be issued under the award is [ ].

2.
Subject to the terms of this Exhibit A, the PSUs shall be eligible to become vested with respect to [_____] of the award on each of [__________] pursuant to Section 3 below (each, a “Vesting Date”) provided that the Participant continues to be employed by, or provide services to, the Employer, until the Payment Date (as defined below). Except as set forth in Section 5 below, there shall be no proportionate or partial vesting of PSUs.

3.
The PSUs shall vest for each of [__________] (each, a “Performance Period”) based on the [__________] and the [__________] over the applicable Performance Period as certified by the Committee (the “Performance Goals”). The actual number of PSUs that may become vested, may be more or less than that the target number, or even zero, based on the achievement of the Performance Goals over the Performance Period.

4.
As soon as administratively practicable following the end of a Performance Period, the Committee will determine whether and to what extent the Performance Goals have been met and certify the number of PSUs that will vest, if any. The number of PSUs that will vest with respect to each Vesting Date shall be equal to (a) [_____] of the total Target Value, (b) multiplied by the weighting relative to each Performance Goal and the Earned Percentage for such Performance Goal.

The “Earned Percentage” for each of the Performance Goals shall be determined as follows, straight-line interpolation will be used for performance achievement between the Performance Levels for each of the Performance Period.

Performance Period*
Performance Metric	Weighting	Performance Level	Performance Goals	PSUs Earned as a % of Target
	[ ]%	Maximum
Target
Minimum

	[ ]%	Maximum
Target
Minimum

*There will be discrete Performance Goals for each of the [_____] Performance Periods.
Payment of any PSUs that become vested on a Vesting Date shall be paid no later than March 15 of the calendar year immediately following end of a Performance Period (each a “Payment Date”). If the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Payment Date is made with respect to any Performance Period, any unvested PSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service. No payment shall be made with respect to any unvested PSUs that terminate as described in this Section 4.

5.
In the event of a Change of Control before the end of a Performance Period, the PSUs with respect to such Performance Period shall be eligible to vest with respect to a portion of the award eligible to vest with respect to such Performance Period, pro-rated for the portion of the Performance Period elapsed prior to the Change of Control, based on the actual achievement of the Performance Goals during such portion of the Performance Period, adjusted in such manner as the Committee shall determine in its sole discretion. In such event, payment, if any, shall be made no later than 45 days following the Change of Control. If the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Change of Control, no payment shall be made with respect to any unvested PSUs.